Exhibit 99.1

Professional Diversity Network, Inc. Established a Japanese Subsidiary, Launching a New Phase of Its Asia Strategy and Global Expansion

CHICAGO, Oct. 13, 2025 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (Nasdaq: IPDN) (“IPDN” or the “Company”), a technology holding company focused on the application of AI technologies and AI-powered solutions, today announced the establishment of a wholly owned subsidiary in Tokyo, Japan. This marks a significant milestone in the Company’s ongoing globalization strategy, and further strengthens its presence in Asia, with Japan serving as the central hub for business development, technological innovation, and strategic collaboration throughout the region.

The newly established IPDN’s Japanese subsidiary will serve as the group’s regional headquarter for Web3.0 and entertainment-related initiatives in Asia, focusing on the following four key strategic areas:

Real-World Asset Tokenization (RWA): Driving the digital transformation of traditional assets and enabling innovative cross-border investment opportunities.

Decentralized Finance (DeFi): Building a secure, transparent, and efficient blockchain-based financial ecosystem.

Non-Fungible Tokens (NFTs): Integrating entertainment and intellectual property resources to establish a diverse and sustainable digital asset value framework.

Distributed Storage Technology: Delivering secure and scalable data infrastructure to support the growth of the Web3.0 ecosystem.

In addition, IPDN’s Japanese subsidiary plans to collaborate with leading entertainment groups and talent agencies across Asia to invest in and host global artists’ concert tours in the region. By integrating Web3.0 technologies with entertainment content ecosystems, IPDN aims to explore new applications of blockchain technology within the media and entertainment industries – creating immersive, interactive, and value-driven digital experiences for users worldwide.

Japan has long been recognized as a global leader in both finance and entertainment. Tokyo, as a key financial and technological innovation center in Asia, offers a favorable regulatory environment and strong international connectivity. IPDN’s decision to establish its subsidiary in Japan underscores the company’s commitment to advancing its Asia-focused strategy and demonstrates its determination to strengthen its presence within the global Web3.0 and entertainment sectors.

Mr. Wu, Chief Executive Officer IPDN, commented, “The establishment of our Japan subsidiary reflects the strong support we have received from our blockchain and entertainment industry partners across Asia. Moving forward, we will continue to deepen collaboration, drive innovation, and foster cross-industry integration. Together, we aim to build a globally influential Web3.0 and entertainment ecosystem. We believe our Japanese subsidiary will serve as a key growth driver and strategic platform for our continued expansion in Asia and beyond.”

About Professional Diversity Network (IPDN)

Professional Diversity Network, Inc. (Nasdaq: IPDN) is a U.S.-listed company whose businesses span career development platforms, education technology, and artificial intelligence research. The Company is committed to enhancing shareholder value through diversification and technological innovation. The strategic partnership with OOKC reflects IPDN’s continued evolution into the AI, Web 3.0, and digital finance sectors.

For more information about Professional Diversity Network, Inc, please visit www.ipdn.com.

Forward-Looking Statement

This press release contains information about IPDN's view of its future expectations, plans, and prospects that constitute forward-looking statements. These forward-looking statements are made under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts in this announcement are forward-looking statements, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements regarding the future benefits of the investment described in this release, including the development of new revenue streams or the availability of distributions on any securities; any statements relating to the future reinstatement of the license described in this release by the applicable regulatory authorities; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Statements that are not historical facts, including statements about IPDN’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, whether known or unknown, and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “will make,” “will be,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “endeavor to,” “is/are likely to,” or other similar expressions. Further information regarding these and other risks is included in our annual report and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date of this press release, and IPDN undertakes no obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact for IPDN:

Professional Diversity Network, Inc.

Tel: (312) 614-0950

Email: investors@ipdn.com